PRUDENTIAL MONEYMART ASSETS, INC.
	GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NEW JERSEY 07102




                                                              February 25, 2003



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


         Re:	Prudential MoneyMart Assets, Inc.
                  File No. 811-2619


Ladies and Gentlemen:

    Enclosed please find the Annual Report on Form N-SAR for the above referenced Fund, for the fiscal period ended December 31, 2002.
The enclosed is being filed electronically via the EDGAR System.



                                                              Yours truly,

                                    /s/ Jonathan D. Shain
                                                              Jonathan D. Shain
                                                              Secretary

Enclosure




         This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 25th day of February 2003.


	Prudential MoneyMart Assets, Inc.



By: /s/ Jonathan D. Shain			Witness: /s/ Floyd L. Hoelscher
Jonathan D. Shain	Floyd L. Hoelscher
         Secretary






T:\CLUSTER 2\N-SARS\mma\2002\12-31-02 Annual.doc